Exhibit 3.1

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

JIAYUAN.COM INTERNATIONAL LTD.

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

JIAYUAN.COM INTERNATIONAL LTD.

1              Definitions

Capitalised terms that are not defined in the Memorandum bear the respective meanings given to them in the Articles.  The provisions of the Memorandum and Articles are subject to the provisions set forth in Schedule A as appropriate in the Memorandum and Articles.

2              Name

The name of the Company is Jiayuan.com International Ltd.

3              Registered Office

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

4              Objects

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

5              Limited Liability

The liability of each Member is limited to the amount unpaid on such Member’s shares.

6              Share Capital

6.1           The share capital of the Company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each comprising of 40,433,333 Ordinary Shares with a par value of US$0.001 each and 9,566,667 Preferred Shares with a par value of US$0.001 each.

6.2            The shares in the Company shall be issued in the currency of the United States of America.

6.3            Subject to the provisions of Schedule A of this Memorandum and the other rights attaching to the Preferred Shares in these Memorandum and Articles of Association, each Ordinary Share in the Company confers on the holder:

(a)           the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)           the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c)           the right to an equal share in the distribution of the surplus assets of the Company.

6.4            Each Ordinary Share in the Company shall be junior and subordinate to the rights of the Preferred Shares pursuant to these Memorandum and Articles of Association.

6.5            In addition to any other rights attaching to the Preferred Shares, each Preferred Share in the Company confers on the holder the rights set out in Schedule A attached hereto.  For the sake of clarity, Schedule A forms part of the Memorandum of Association.  In the event of any conflict between the conditions in the Memorandum of Association and Schedule A, Schedule A shall prevail.

7              Registration

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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Schedule A

The holders of Preferred Shares shall, in addition to any other rights conferred on them under these Memorandum and Articles of Association have the following rights:

1.             Dividends.

a.             Subject to the provisions of the Statute and these Articles (including but not limited to the other requirements of this Schedule A), no dividends shall be declared or paid on the Ordinary Shares or any future series of preference shares, unless and until a dividend in like amount is declared or paid on each outstanding Preferred Share (on an as-if-converted basis).

b.             Each holder of Preferred Shares shall be entitled to receive, on an annual basis, preferential, cumulative dividends at the rate equal to the greater of (i) ten percent (10% of the Series A Original Series A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), and (ii) the dividend that would be paid with respect to the Ordinary Shares into which the Preferred Share could be converted, in each case for each Preferred Share held by such holder, payable in cash when and as such cash becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares; provided that such dividends shall be payable only when, as, and if declared by the Board.  All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Series A Preferred Shares immediately prior to the closing of a Qualified IPO.

c.             The holders of Preferred Shares shall be entitled to receive on a pari passu basis, when, as and if declared at the sole discretion of the Board, but only out of funds that are legally available therefor, cash dividends at the rate or in the amount as the Board considers appropriate.

2.             Liquidation Preference.

a.             Liquidation Preferences.  Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

i.              Before any distribution or payment shall be made to the holders of any Ordinary Shares, (A) each holder of Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the Series A Original Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus a cumulative dividend per Preferred Share equal to ten percent (10%) of the Series A Original Issue Price (as adjusted from time to time) accrued and compounded annually, plus any other dividends declared and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Preferred Shares then held by such holder, as applicable.  If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Preferred Shares then such assets shall be distributed among the holders of the Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

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ii.             After distribution or payment in full of the amount distributable or payable on the Preferred Shares pursuant to this Section 2(a)(i) of Schedule A, the remaining assets of the Company available for distribution to the Shareholders shall be distributed on a pro rata basis among the holders of outstanding Ordinary Shares and the Preferred Shares (on an as-converted basis).

b.             Liquidation on Sale or Merger.  The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 2(b) of Schedule A unless waived by the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares:

i.              any liquidation, winding-up, dissolution, consolidation, amalgamation or merger of the Company with or into any Person, or any other corporate reorganization, including a sale or acquisition of Equity Securities of the Company, in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the Company’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); or

ii.             a sale of all or substantially all of the assets of the Company;

and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of paragraph (a) of this Section 2 of Schedule A.

c.             In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed.  Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

i.              If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

ii.             If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

iii.            If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative vote of the Preferred Directors), or by a liquidator if one is appointed.  The holders of at least a majority of the outstanding Preferred Shares shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

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3.             Voting Rights.

Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company:  (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited.  Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Shareholders.

4.             Conversion.

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares.  Subject to the provisions of Section 4(e) of Schedule A, the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the Series A Original Issue Price divided by the then-effective Conversion Price (the “Conversion Ratio”).  For the avoidance of doubt, subject to the provisions of Section 4(e) of Schedule A, the initial Conversion Ratio for Preferred Shares to Ordinary Shares shall each be 1:1, and all shall be subject to adjustment based on adjustments of the Conversion Price, as applicable (the “Applicable Conversion Price” and each a “Conversion Price”), as set forth below:

a.             Optional Conversion.

i.              Subject to and in compliance with the provisions of this Section 4(a) of Schedule A and subject to complying with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Ordinary Shares based on the then-effective Applicable Conversion Price.

ii.             The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares.  Such notice shall state the number of Preferred Shares being converted.  Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.  No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Such conversion shall be registered on the Register of Members of the Company at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

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b.             Automatic Conversion.

i.              Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Shares shall automatically be converted into Ordinary Shares and the Company shall register such conversion on the Register of Members of the Company upon (i) the affirmative vote of at least sixty-six (66%) of the then-outstanding Preferred Shares; or (ii) the closing of a Qualified IPO, based on the then-effective Applicable Conversion Price.

ii.             The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.  No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

c.             Mechanics of Conversion.  The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

i.              The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board, of any other assets which are to be distributed upon such conversion.

ii.             Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

iii.            Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

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d.             Initial Conversion Price.  The “Conversion Price” shall initially equal the Series A Original Issue Price, and shall be adjusted from time to time as provided in Section  4(e) of Schedule A below.

e.             Adjustments to Conversion Price.

i.              Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares and the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

ii.             Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Equity Securities, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

iii.            Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

iv.            Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of

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shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

f.              Sale of Shares below the Conversion Price.

i.              Adjustment of Conversion Price Upon Issuance of Additional Shares.

If, after the Series A Original Issue Date, the Company shall issue Equity Securities for a consideration per share (the “Future Issuance Price”) less than the Conversion Price in effect on the date of, and immediately prior to, such issuance, then and in such event, the Conversion Price shall be reduced concurrently with such issuance to a price equal to the Future Issuance Price.

ii.             Determination of Consideration.  For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(a)           To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(b)           To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(c)           If Equity Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for Equity Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Equity Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board) to be allocable to such Equity Securities or Ordinary Share Equivalents.

iii.            No Exercise.  If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made.

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g.             Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Section 4 of Schedule A are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable series of  Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section of Schedule A, necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

h.             Non-Dilutive Events.  The provisions of Article 4(f) above shall be applicable to:  (i) Employee Compensation Shares;  (ii) Ordinary Shares issued in an Qualified IPO; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) securities issued in connection with any share split or share dividend of the Company, or (v) Equity Securities issued or issuable upon conversion or exercise of the Series A Preference Shares.

i.              Certificate of Adjustment.  In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Equity Securities issued or sold or deemed to have been issued or sold, (ii) the number of Equity Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

j.              Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Series A Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

k.             Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such

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number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

l.              Notices.  Any notice required or permitted pursuant to this Section 4 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

m.            Payment of Taxes.  The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

5.             Preferred Share Protective Provisions.

a.             Acts of the Company.  For so long as any Preferred Shares remain outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, as far as it is permitted in the Statute the Company shall not, and shall procure that each member of the Company Group (including all members of the Company Group) shall not, without the prior written consent of the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares (voting as a single class on an as converted basis), do any of the following:

i.              Cease to conduct or carry on the business of the Company and/or any member of the Company Group substantially as now conducted or change any part of its business activities;

ii.             Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any member of the Company Group;

iii.            Increase the authorized or issued share capital of the Company and/or any member of the Company Group or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options

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rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the holders of Preferred Shares in the Company;

iv.            Reduce or cancel the authorized or issued share capital of any member of the Company Group (except the Company);

v.             Appoint or change the auditors of the Company and/or any member of the Company Group;

vi.            Acquire any investment or incur any commitment outside of the Budget as approved by the Board in excess of US$500,000 at any time in respect of any one transaction, or in excess of US$1,000,000 at any time in related transactions, in any financial year of the Company and/or any member of the Company Group;

vii.           Pass any resolution for the winding up any member of the Company Group (except the Company) or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any member of the Company Group (except the Company) or apply for the appointment of a receiver, manager or judicial manager or like officer;

viii.          Enter into, approve or amend terms of transactions involving the interest of any related parties, including but not limited to, directors, shareholders, officers and/or other members of the Company Group, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company and/or any member of the Company Group;

ix.            Acquire any share capital or any other securities of any corporate body, or establish any brands;

x.             Dispose or dilute the interest of the Company or any member of the Company Group, in any of its Subsidiaries;

xi.            Approve any transfer of Equity Securities or any equity in any member of the Company Group (other than a transfer of Preferred Shares or Ordinary Shares issued upon conversion thereof);

xii.           Enter into any joint-venture agreements or the formation of any member of the Company Group;

xiii.          Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares;

xiv.          Make any action that authorized, created or issued shares of any class of shares having preferences superior to or on a parity with the Preferred Shares; and

xv.           Make any action that reclassified any outstanding shares into Equity Securities having preferences or priority as to dividends or assets senior to or on a parity with the preference of Preferred Shares.

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b.             Acts of the Company Subject to Preferred Director Approval.  For so long as any Preferred Shares remain outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, the Company shall not, and shall procure that each member of the Company Group (including all members of the Company Group) shall not, without the prior written consent of the Preferred Director, do any of the following:

i.              Approve the annual, consolidated Budget of the Company;

ii.             Make any distribution of profits and/or return of capital amongst the Shareholders by way of dividend, capitalization of reserves or otherwise;

iii.            Appoint or settle the terms of appointment of any managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or other senior employee (vice president and above);

iv.            Settle or alter the terms of any bonus (other than as approved in the Budget), profit-sharing scheme, employee share option or share participation scheme;

v.             Amend the accounting policies previously adopted by, or change the financial year of, the Company;

vi.            Any transaction with related parties of the Company or any member of the Company Group;

vii.           Borrow any money or obtain any financial facilities, except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

viii.          Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertakings, assets or rights of the Company and/or any member of the Company Group, except for the purpose of securing borrowings from a bank or other financial institution in the ordinary course of business, such individual amount not to exceed US$250,000 (or its equivalent in any other currency or currencies), or an aggregate of US$500,000 at any time in any financial year;

ix.            Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company and/or any member of the Company Group;

6.             Redemption.

a.             Subject to the provisions of the Statute, the Memorandum and Articles and this Schedule A, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by special resolution determine.

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b.             Subject to the provisions of the Statute, the Memorandum and Articles, and this Schedule A, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

c.             Notwithstanding any provisions to the contrary in this Section 6 of Schedule A, the Series A Preferred Shares shall be redeemable at the option of holders of the Series A Preferred Shares as provided herein:

i.              Optional Redemption.  Beginning on the date that is five (5) years following the Original Series A Issue Date, upon the written request to the Company made by the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares, acting together as a single class on an as-converted basis, the Company shall redeem all of the then outstanding Preferred Shares in accordance with the following terms.  Following receipt of the request for redemption from such holders, the Company shall within fifteen (15) Business Days give written notice (the “Redemption Notice”) to each holder of record of Preferred Shares, at the address last shown on the records of the Company for such holder(s).  Such notice shall indicate that the holders of Preferred Shares have elected redemption of all of the Preferred Shares pursuant to the provisions of this Section of Schedule A, shall specify the redemption date, and shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date.  The redemption price for each Preferred Share redeemed pursuant to this Section 6(i)(c) of Schedule A shall be equal to one percent (100%) of the Series A Original Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus a cumulative dividend per Preferred Share equal to ten percent (10%) of the Series A Original Issue Price (as adjusted from time to time), accrued and compounded annually, plus all dividends declared and unpaid with respect thereto (the “Redemption Price”).

ii.             The closing (the “Redemption Closing”) of the redemption of any Preferred Shares pursuant to this Section 6(c)(ii) of Schedule A will take place within one hundred and eighty (180) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as the Majority Preferred Shareholder and the Company may mutually agree in writing.  At the Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share by paying in cash therefor the Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such share.  From and after the Redemption Closing, if the Company makes the Redemption Price available to a holder of a Preferred Share, all rights of the holder of such Preferred Share (except the right to receive the Redemption Price therefor) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

iii.            Insufficient Funds.  If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 6(c)

13

is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon.  Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due.  Without limiting any rights of the holders of Preferred Shares which are set forth in the Articles and this Schedule A, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

7.             Appointment and Removal of Directors

(a)           There shall be a Board consisting of up to three (3) persons (the “Maximum Number”), unless increased by a resolution adopted by resolution of the Board and with the consent required pursuant to these Articles.

(b)           All Directors shall be elected by a majority vote of outstanding Ordinary Shares and Preferred Shares (voting together and not as separate classes), provided that:

(i)            For so long as any Preferred Shares remain outstanding, the Majority Preferred Shareholder shall be entitled to designate one (1) Director (the “Preferred Director”) to the Board by majority vote, to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

(ii)           The First Major Shareholder shall be entitled to nominate and elect one (1) Director (the “First Major Shareholder Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

(iii)          The Second Major Shareholder shall be entitled to nominate and elect one (1) Director (the “Second Major Shareholder Director”) to the Board, and shall also be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

The term “Directors” shall mean the Preferred Director, the First Major Shareholder Director and the Second Major Shareholder Director, collectively.

14

(c)           Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares.

15

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

JIAYUAN.COM INTERNATIONAL LTD.

1              Interpretation

1.1           In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at meetings of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Applicable Conversion Price”	has the meaning specified in Section 4 of Schedule A hereto.

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Beijing Huaqianshu”	Means Beijing Huaqianshu Information Technology Co., Ltd.

“Beijing WFOE”	means Miyuan (Beijing) Technology Co., Ltd.

“Budget”	means the annual budget prepared by the Company and approved by the Board of Directors.

“Business Day”	means any day, other than a Saturday, Sunday or other day on which the commercial banks in Hong Kong are authorized or required to be closed for the conduct of regular banking business.

“Chairman of the Board”	Has the meaning the chairman of the Board.

“Company”	means the above named company.

“Company Group”

means each of the Company, Shanghai WFOE, Beijing WFOE, Shanghai Huaqianshu, Beijing Huaqianshu and Xique, and any other direct or indirect Subsidiaries of a member of the Company Group, and a “Group Company” means any one of them.

“Conversion Price”	has the meaning specified in Section 4 of Schedule A hereto.

“Conversion Ratio”	has the meaning specified in Section 4 of Schedule A hereto.

“Conversion Share”	has the meaning specified in Section 4(c) of Schedule A hereto.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Distribution” in relation to a distribution by the Company to a shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the purchase, redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Employee Compensation Shares”

means up to an aggregate of 5,233,920 Ordinary Shares in each case where such Ordinary Shares are issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under a share incentive plan or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted shares or other equity compensation plan or arrangement approved by the Company’s Board.

“Eligible Person”	means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

“Equity Securities”	means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“ESOP”	means the employee stock option plan established by the

Company.

“First Major Shareholder”	means, at any given time, that Shareholder that holds the largest number of Equity Securities (on an as-converted basis) of the Company, based on the Company’s register of shareholders.

“First Major Shareholder Director”	has the meaning specified in Section 7(b)(ii) of Schedule A hereto.

“Future Issuance Price”	has the meaning specified in Section 4(f)(i) of Schedule A hereto.

“Liquidation Event”	has the meaning specified in Section 2(b) of Schedule A hereto.

“Majority Preferred Shareholder”

means the holder of the majority Preferred Shares. For the purposes of determining the Majority Preferred Shareholder, all shares held or acquired by Affiliates of a Shareholder shall be aggregated together.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the Company’s ordinary shares with a par value of US$0.001 per share, the rights of which are set forth under these Memorandum and Articles of Association.

“Ordinary Share Equivalents”	means warrants, options and rights exercisable for Ordinary Shares or Securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Original Series A Issue Date”	means the initial date of issuance by the Company of its Series A Preferred Shares.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC”

means the People’s Republic of China, but solely for the purposes of this Memorandum and Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Director”	has the meaning specified in Section 7(b)(i) of Schedule A hereto.

“Preferred Shares”	means the Company’s Series A Redeemable Preferred Shares.

“Qualified IPO”

means an underwritten public offering and listing by the Company of its Ordinary Shares on the NASDAQ National Market System in the United States or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the holders of a majority of the then outstanding Series A Preferred Shares and to the Company, in any case in which the price per share equals or exceeds four (4) times the Series A Original Issue Price (as adjusted for share splits, share dividends, recapitalizations or combinations of shares) and with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company of not less than US$50 million (or any cash proceeds of other currency of equivalent value).

“Redemption Amount”	has the meaning specified in Section 4(c)(i) of Schedule A hereto.

“Redemption Closing”	has the meaning specified in Section 6(a) of Schedule A hereto.

“Redemption Price”	has the meaning specified in Section 6(a) of Schedule A hereto.

“Redemption Notice”	has the meaning specified in Section 6(a) of Schedule A hereto.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Resolution of Directors”	means either:

(a)           a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

“Schedule A”	means Schedule A to the Memorandum.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Major Shareholder”

means, at any given time, that Shareholder that, other than the First Major Shareholder, holds the largest number of Equity Securities (on an as-converted basis) of the Company, based on the Company’s register of shareholders.

“Second Series A Purchase Date”	means the date of issuance by the Company of its Preferred Shares at the Second Closing as defined in the Series A Share Purchase Agreement.

“Second Major Shareholder Director”	has the meaning specified in Section 7(b)(iii) of Schedule A hereto.

“Securities”	means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations.

“Securities Act”	means the United States Securities Act of 1933, as amended.

“Series A Original Issue Price”	means US$1.045 per share.

“Series A Original Purchase Date”	means the date of issuance by the Company of its Preferred Shares at the Initial Closing as defined in the Series A Share Purchase Agreement.

“Series A Preferred Shares”	means the Company’s Series A Preferred Shares with a par value of US$0.001 per share, together with the other rights attaching thereto under these Memorandum and Articles of Association.

“Series A Purchase Agreement”

means that Series A Purchase Agreement dated April 16, 2007 by and among the Company and certain investors pursuant to which the Company agreed to issue and sell, and the investors agreed to purchase, up to 9,566,667 Series A Preferred Shares.

“Shanghai Huaqianshu”	means Shanghai Huaqianshu Information Technology Co., Ltd.

“Shanghai WFOE”	means Miyuan (Shanghai) Technology Co., Ltd., a wholly foreign-owned enterprise established and existing under the laws of the PRC.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Shareholder”	means an Eligible Person whose name is entered in the Register of Members of the Company as the holder of one or more Shares or fractional Shares.

“Special Quorum”	means at least fifty percent (50%) of the votes of the Shares entitled to vote, provided that the holders of at least sixty-six percent (66%) of the then outstanding Preferred Shares are present

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2010 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Subsidiary”

means, with respect to any specified Eligible Person, any Eligible Person of which the specified Eligible Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.

“Xique”	means Beijing Shiji Xique Information Technology Co., Ltd.

1.2           In the Memorandum and Articles:

(a)           words importing the singular number include the plural number and vice versa;

(b)           words importing the masculine gender include the feminine gender;

(c)           words importing persons include corporations as well as any other legal or natural person;

(d)           “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)           “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)            references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)           any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)           the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)            headings are inserted for reference only and shall be ignored in construing the Articles;

(j)            section 8 of the Electronic Transactions Law shall not apply;

(k)           the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(l)            the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2              Commencement of Business

2.1           The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2           The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3              Issue of Shares

3.1           Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)           issue one Share to itself;

(b)           transfer that Share by an instrument of transfer to any person; and

(c)           update the Register of Members in respect of the issue and transfer of that Share.

3.2           The Company shall not issue Shares to bearer.

4              Register of Members

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5              Closing Register of Members or Fixing Record Date

5.1           For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2           In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3           If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6              Certificates for Shares

6.1           A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2           The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4           Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5           The Directors shall ensure that each certificate representing any Shares owned by the Shareholders and the Register of Members with respect to such Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDERS AGREEMENT.”

7              Transfer of Shares

7.1           Subject to Schedule A, the Company shall, on receipt of an instrument of transfer complying with Article 7.2 of the Articles and any agreements relating to the transfer of Shares to which the Company is a party, enter the name of the transferee of a Share in the Register of Members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

7.2           The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

7.3           If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)           to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)           that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

7.4           Subject to the Memorandum and Schedule A, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.5           Subject to Schedule A, the directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

8              Redemption and Repurchase of Shares

8.1           Subject to the provisions of the Statute and Schedule A, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2           Subject to the provisions of the Statute and Schedule A, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution and the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Statute or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

8.3           The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9              Variation of Rights of Shares

9.1           Subject to Schedule A, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class.  To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

9.2           For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

9.3           The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10           Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

11           Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

12           Lien on Shares

12.1         The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

12.2         The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received  by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3         To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

12.4         The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

12.5         Shareholders may mortgage or charge their Shares. There shall be entered in the Register of Members at the written request of the Shareholder:

(a)           a statement that the Shares held by him are mortgaged or charged;

(b)           the name of the mortgagee or chargee; and

(c)           the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

12.6         Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)           with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)           upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

12.7         Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Article:

(a)           no transfer of any Share the subject of those particulars shall be effected;

(b)           the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)           no replacement certificate shall be issued in respect of such Shares;

12.8         without the written consent of the named mortgagee or chargee.

13           Call on Shares

13.1         Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed, in whole or in part,  as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

13.2         A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

13.3         The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

13.4         If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

13.5         An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

13.6         The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

13.7         The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

13.8         No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

14           Forfeiture of Shares

14.1         If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

14.2         If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

14.3         A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

14.4         A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

14.5         A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

14.6         The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

15           Transmission of Shares

15.1         If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

15.2         Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

15.3         A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles)  the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16           Amendments of Memorandum and Articles of Association and Alteration of Capital

16.1         Subject to Article 9 and Schedule A and the provisions of the Statute, the Company may by Ordinary Resolution:

(a)           increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)           consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)           convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)           by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)           cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

16.2         All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3         Subject to Article 9 and Schedule A and subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)           change its name;

(b)           alter or add to the Articles;

(c)           alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)           reduce its share capital or any capital redemption reserve fund.

17           Offices and Places of Business

Subject to the provisions of the Statute, the Company may by Ordinary Resolution or by Resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

18           General Meetings

18.1         All general meetings other than annual general meetings shall be called extraordinary general meetings.

18.2         The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

18.3         The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

18.4         A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested which as at that date carry the right to vote at general meetings of the Company.

18.5         The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

18.6         If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

18.7         A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19           Notice of General Meetings

19.1         This Article 19 shall be subject to the voting provisions set out in clause 6 of the Memorandum and clause 3 of the Schedule A to the Memorandum.

19.2         The Director convening a meeting shall give not less than seven (7) days’ notice of a meeting of Shareholders to (a) those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members of the Company and are entitled to vote at the meeting; and (b) the other Directors. The Director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)           in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)           in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent in par value of the Shares giving that right.

19.3         The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

19.4         A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least ninety percent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

19.5         The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

20           Proceedings at General Meetings

20.1         This Article 20 shall be subject to the voting provisions set out in clause 6 of the Memorandum and clause 3 of the Schedule A to the Memorandum.

20.2         No business shall be transacted at any general meeting unless a quorum is present. No less than fifty percent (50%) of the votes of the Shares entitled to vote on a Special Resolution or Ordinary Resolution to be considered at the meeting present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy; provided, however, none of the following matters are to be transacted at any general meeting or extraordinary meeting unless a Special Quorum is present:

(a)           reduction of the Company’s share capital;

(b)           winding-up of the Company; or

(c)           alter the Memorandum and Articles of the Company.

20.3         A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.  The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.  The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

20.4         The following applies where Shares are jointly owned:

(a)           if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)           if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)           if two or more of the joint owners are present in person or by proxy they must vote as one.

20.5         A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

20.6         A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

20.7         If a quorum is not present within two hours from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved except that if a Special Quorum is required.

20.8         At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting.  If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman.  If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

20.9         7.The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

20.10       At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting.  If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution.  If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken.  If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

20.11       Subject to the specific provisions contained in this Article for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence.  In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

20.12       Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

20.13       The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

20.14       Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

20.15       An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution.  The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders.  If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

20.16       A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

20.17       Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

20.18       The demand for a poll may be withdrawn.

20.19       Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

20.20       A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

20.21       In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

21           Votes of Members

21.1         This Article 21 shall be subject to the voting provisions set out in clause 6 of the Memorandum and clause 3 of the Schedule A to the Memorandum.

21.2         Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

21.3         In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

21.4         A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

21.5         No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

21.6         No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

21.7         On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

21.8         On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

22           Proxies

22.1         The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative.  A proxy need not be a Member.

22.2         The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited.  In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

22.3         The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

JIAYUAN.COM INTERNATIONAL LTD.

I/We being a Shareholder of the above Company HEREBY APPOINT                                 of                                 or failing him                                 of                                 to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the       day of                                 , 20      and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this     day of                                , 20

Shareholder

22.4         Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

23           Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24           Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

25           Directors

Subject to Schedule A, there shall be a Board consisting of not less than one person (exclusive of Alternative Directors) and up to three (3) persons (the “Maximum Number”), unless increased by a resolution adopted by resolution of the Board and with the consent required pursuant to these Articles.  The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

26           Powers of Directors

26.1         This Article 26 shall be subject to Schedule A

26.2         Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Statute or by the Memorandum or the Articles required to be exercised by the Shareholders. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.3         All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors..

26.4         The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.5         The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

26.6         Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Statute.  Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

26.7         If the Company is the wholly owned subsidiary of a holding company, a Director of the Company may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

26.8         Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

26.9         The continuing Directors may act notwithstanding any vacancy in their body.

26.10       The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

26.11       The Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

27           Appointment and Removal of Directors

27.1         Subject to Schedule A, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

27.2         Subject to Schedule A, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.  Where the Directors appoint a person as a Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.

27.3         A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.  A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Statute.

27.4         Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole Director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a Director of the Company as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

27.5         The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)           before the death of the sole Shareholder/director who nominated him

(i)            he resigns as reserve director, or

(ii)           the sole Shareholder/director revokes the nomination in writing; or

(b)           the sole Shareholder/director who nominated him ceases to be the sole Shareholder/director of the Company for any reason other than his death.

27.6         The Company shall keep a register of directors containing:

(a)           the names and addresses of the persons who are directors of the Company, or who have been nominated as reserve directors of the Company;

(b)           the date on which each person whose name is entered in the register was appointed as a director of the Company, or nominated as a reserve director of the Company;

(c)           the date on which each person named as a director ceased to be a director of the Company;

(d)           the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)           such other information as may be prescribed by the Statute.

27.7         The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

27.8         The Directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

27.9         The chairman of the Board shall be appointed by the majority of the Board, including the affirmative vote of the Preferred Director.

28           Vacation of Office of Director

The office of a Director shall be vacated if:

(a)                                  the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)                                 the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)                                  the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)                                 the Director is found to be or becomes of unsound mind; or

(e)                                  the Director is removed form office by a resolution of Shareholders (subject to Schedule A) who appointed such Director.

29             Proceedings of Directors

29.1         Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director.  A Director shall be given not less than three (3) days’ notice of meetings of Directors, but a meeting of Directors held without three (3) days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director.  The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

29.2         The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Cayman Islands as the Directors may determine to be necessary or desirable.

29.3         A Director may by a written instrument appoint an alternate who need not be a Director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

29.4         The quorum for the transaction of the business of the Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, including the Preferred Director; provided however, if such quorum cannot be obtain for two (2) consecutive meetings of the directors due to the failure of the Preferred Director to attend such meetings of directors, then the attendance of any two (2) directors at the next duly called meeting of directors shall constitute a quorum of directors.  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

29.5         If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Statute, the Memorandum or the Articles required to be exercised by the Shareholders.  In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of

Directors.  Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

29.6         At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting.  If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

29.7         An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice.  The consent may be in the form of counterparts each counterpart being signed by one or more directors.  If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

29.8         Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

29.9         A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

29.10       A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

29.11       The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

29.12       A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

30             Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

31             Directors’ Interests

31.1         A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

31.2         A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

31.3         A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

31.4         No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

31.5         A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

32            Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

33             Delegation of Directors’ Powers

33.1         The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

33.2         The Directors have no power to delegate to a committee of directors any of the following powers:

(a)           to amend the Memorandum or the Articles;

(b)           to designate committees of directors;

(c)           to delegate powers to a committee of directors;

(d)           to appoint or remove directors;

(e)           to appoint or remove an agent;

(f)            to approve a plan of merger, consolidation or arrangement;

(g)           to make a declaration of solvency or to approve a liquidation plan; or

(h)           to make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

33.3         Articles 33.1 and 33.2 do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

33.4         The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

33.5         Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Statute.

34             Alternate Directors

34.1         Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

34.2         An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

34.3         An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

34.4         Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5         Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35             No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36             Remuneration of Directors

36.1         The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2         The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37             Officers and Agents

37.1         This Article 37 shall be subject to the provisions in section 7 of Schedule A.

37.2         The Company may by resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient.  Such officers may consist of a Chairman of the Board of Directors, a chief executive officer and/or a president, and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.  Any number of offices may be held by the same person.

37.3         The the chief executive officer shall be appointed by the majority of the Board, including the affirmative vote of the Preferred Director.

37.4         The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.  In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

37.5         The emoluments of all officers shall be fixed by resolution of Directors.

37.6         The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of Directors.  Any vacancy occurring in any office of the Company may be filled by resolution of Directors.

37.7         The directors may, by resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

37.8         An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)           to amend the Memorandum or the Articles;

(b)           to change the registered office or agent;

(c)           to designate committees of directors;

(d)           to delegate powers to a committee of directors;

(e)           to appoint or remove directors;

(f)            to appoint or remove an agent;

(g)           to fix emoluments of directors;

(h)           to approve a plan of merger, consolidation or arrangement;

(i)            to make a declaration of solvency or to approve a liquidation plan;

(j)            to make a determination that the company will, immediately after a proposed distribution, satisfy the solvency test; or

(k)           to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands.

37.9         The resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

37.10       The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

38             Indemnification

38.1         Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                                  is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)                                 is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

38.2         This Article 38.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

38.3         For the purposes of Article 38.2, a Director acts in the best interest of the Company if he acts in the best interest of:

(a)           the Company’s holding company; or

(b)           a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Article 26.7 or the Statute, as the case may be.

38.4         The Decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

38.5         The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

38.6         Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings maybe paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Article 38.1.

38.7         Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Article 38.1 and upon such terms and conditions, if any, as the Company deems appropriate.

38.8         The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

38.9         If a person referred to in Articles 38.1 has been successful in defence of any proceedings referred to in Articles 38.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

38.10       The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

39             Register of Charges

39.1         The Company shall maintain at the office of its registered office a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)                                  the date of creation of the charge;

(b)                                 a short description of the liability secured by the charge;

(c)                                  a short description of the property charged;

(d)                                 the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)                                  unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)                                    details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

40             Seal

40.1         The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

40.2         The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3         A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41             Dividends, Distributions and Reserve

41.1         Subject to the Statute and this Article and Schedule A and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.  A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

41.2         Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3         The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4         The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5         Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met. Dividends may be paid in money, shares, or other property.

41.6         The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7         Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8         No Dividend or other distribution shall bear interest against the Company.

41.9         Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Article 45.1. Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member.  Any Dividend or other distribution which remains unclaimed after a period of three years from the date on which such Dividend or other distribution becomes payable shall be forfeited by Resolution of Directors and shall revert to the Company.

42             Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43           Books of Account

43.1         The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

43.2         The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3         The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44           Audit

44.1         The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2         The Company may by Ordinary Resolutions call for the directors to submit periodically and make available a profit and loss account and a balance sheet.  The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

44.3         The Company may by Ordinary Resolutions call for the accounts to be examined by auditors.

44.4         Subject to Clause 5 of Schedule A, the first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Ordinary Resolution or by Resolution of Directors.

44.5         The auditors may be Shareholders, but no Director or other officer shall, subject to Section 5 of Schedule A, be eligible to be an auditor of the Company during their continuance in office.

44.6         The remuneration of the auditors of the Company maybe fixed by Resolution of Directors.

44.7         The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)           in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)           all the information and explanations required by the auditors have been obtained.

44.8         The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

44.9         The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented. The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.10       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.11       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45           Notices

45.1         Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

45.2         Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered office of the Company.

45.3         Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office of the Company or that it was mailed in such time as to admit to its being delivered to the registered office of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

46           Winding Up

46.1         If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit subject to Schedule A. Subject to the rights attaching to any Shares and the provisions of Schedule A, in a winding up:

(a)           if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)           if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2         If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and Schedule A and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  Subject to Schedule A, the liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47           Voluntary Liquidation

Subject to Clause 5 of Schedule A, the Company may by Special Resolution appoint a voluntary liquidator.

48           Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49           Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.